UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2006

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30863	04-3064173
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Dan Road, Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Severance Agreement

Effective August 3, 2006, Network Engines, Inc, (“Network Engines” or “the Company”) entered into a Severance Agreement and Release (the “Severance Agreement”) with John H. Curtis, the Company’s former Vice President of OEM Business. The execution of this agreement was the result of Mr. Curtis’ departure from the Company on July 14, 2006. The Severance Agreement shall become effective at the end of the seven day period ending August 10, 2006 if Mr. Curtis does not revoke the Severance Agreement during that period.

Pursuant to the terms of the Severance Agreement, Mr. Curtis will receive severance compensation in a lump sum payment no earlier than August 11, 2006 of $182,500. In addition, the Severance Agreement provides that for the fourteen-month period beginning August 1, 2006, the Company will reimburse Mr. Curtis for the costs to continue receiving his medical and dental benefits.

The Severance Agreement also provided that each outstanding vested stock option held by Mr. Curtis shall remain exercisable through December 31, 2006.

This agreement supersedes all existing oral or written agreements between the Mr. Curtis and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: August 8, 2006	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)